Exhibit 99.1
             Williams Controls Reports First Quarter 2004 Results

    PORTLAND, Ore., Feb. 10 /PRNewswire-FirstCall/ -- Williams Controls, Inc. (OTC: WMCO) today announced results for its 2004 first quarter ended December 31, 2003. Net sales of $12,538,000 were 4.6% higher than the net sales of $11,981,000 recorded for the corresponding quarter last year. Net income allocable to common shareholders was $1,090,000 or $.03 per diluted share for the first quarter 2004 compared to $246,000 or $.01 per diluted share for the corresponding 2003 quarter.

    The increase in sales was the direct result of higher unit sales volume in our heavy truck business, which increased $1,319,000 or 11.8% compared to the same quarter of fiscal 2003. The increase in sales was offset by the elimination of sales related to the passenger car and light truck product lines, which were sold on September 30, 2003. Operating income from continuing operations improved to $2,079,000 compared to $722,000 for the same quarter of 2003, due to an increase in gross margin and an overall reduction in operating expenses. Gross margin in the first fiscal quarter improved by 27.9% to $3,842,000 over the $3,003,000 recorded in the first quarter of fiscal 2003, primarily due to the higher sales volumes to our heavy truck customers and the elimination of the start-up costs associated with the passenger car and light truck product lines. Operating expenses decreased $518,000 due to the elimination of our passenger car and light truck product lines, which incurred $708,000 of operating expenses in the first quarter of 2003. In addition, administrative costs related to legal, accounting and professional fees declined $108,000 during the first quarter of fiscal 2004 when compared to the same period in the prior year. These decreases are offset by an increase of $192,000 of research and development expenses for our heavy truck and transit bus product lines.

    Net income allocable to common shareholders increased to $1,090,000 for the first quarter of fiscal 2004 from $246,000 in last year's corresponding quarter. Included in fiscal 2004's first quarter income allocable to common shareholders is a loss of $164,000 from discontinued operations. In fiscal 2003's first quarter the loss from discontinued operations was $49,000. Interest expense on debt declined to $21,000 in the first quarter of fiscal 2004 as a significant portion of our bank debt was paid down early in the quarter with the proceeds from the sale of our passenger car and light truck product lines.

    Williams Controls' Board Chairman Gene Goodson stated, "there are several positive factors for Williams at this time. The market for heavy trucks in North America appears to be improving, which is evidenced by our increased sales volume during the quarter to our customers in those markets." He continued, "we have concluded the sale of our passenger car and light truck product lines which has eliminated the operating losses we were sustaining from these product lines and has allowed us to focus on our core heavy truck business." Mr. Goodson concluded "financially, we are stronger than we have been in several years and very well positioned to take advantage of opportunities as they arise. With the proceeds from the sale of our passenger car and light truck product lines we have been able to pay down most of our bank debt and pay previously accrued dividends on our Series A-1 Preferred Stock."

    ABOUT WILLIAMS CONTROLS

    Williams Controls is a designer, manufacturer and integrator of sensors and controls for the motor vehicle industry. For more information, you can find Williams Controls on the Internet at www.wmco.com.

    The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.


                           Williams Controls, Inc.
                    Consolidated Statements of Operations
          (Dollars in thousands, except share and per share amounts)


                                                 Three months    Three months
                                                ended 12/31/03  ended 12/31/02
                                                  (unaudited)     (unaudited)

    Net sales                                       $12,538         $11,981
    Cost of sales                                     8,696           8,978
    Gross margin                                      3,842           3,003
    Research and development expense                    610             773
    Selling expense                                     274             328
    Administration expense                              879           1,180
    Operating income from continuing operations       2,079             722
    Interest expense - Series B Preferred Stock
     dividends and accretion                            769              --
    Interest expense - Debt                              21             169
    Other (income) expense, net                          (5)            (91)
    Income from continuing operations before income
     taxes                                            1,294             644
    Income tax expense (benefit)                         40            (300)
    Net income from continuing operations             1,254             944
    Loss from discontinued operations                   164              49
    Net income                                        1,090             895
    Preferred dividends and accretion for Series B
     Preferred Stock                                     --            (649)
    Net income allocable to common shareholders      $1,090            $246
    Earnings per share information:
    Basic -
    Income per share from continuing operations       $0.06           $0.01
    Loss per share from discontinued operations       (0.01)             --
    Net income per share allocable to common
     shareholders                                     $0.05           $0.01
    Weighted common shares outstanding - basic   20,125,492      20,059,835
    Diluted -
    Income per share from continuing operations       $0.04           $0.01
    Loss per share from discontinued operations       (0.01)             --
    Net income per share allocable to common
     shareholders                                     $0.03           $0.01
    Weighted common shares outstanding - diluted 54,147,843      33,882,562


                           Williams Controls, Inc.
                         Consolidated Balance Sheets
                            (Dollars in thousands)

                                                   December 31,  September 30,
                                                       2003          2003
                                                    (unaudited)  (unaudited)

                         Assets
    Current Assets:
      Cash and cash equivalents                       $1,042         $101
      Trade accounts receivable, net                   6,788        7,015
      Other receivables                                  229        7,185
      Inventories, net                                 3,680        4,053
      Prepaid expenses and other current assets          963          330
      Net assets held for sale                            74           --
        Total current assets                          12,776       18,684

    Property, plant and equipment, net                 5,445         5,647
    Other assets, net                                    568           576
        Total assets                                 $18,789       $24,907

             Liabilities and Stockholders' Deficit
    Current Liabilities:
      Accounts payable                                $3,926        $4,027
      Accrued expenses                                 5,468         8,796
      Current portion of long-term debt and capital
       leases                                            330         4,658
        Total current liabilities                      9,724        17,481

    Long-term debt and capital lease obligations         319           402
    Employee benefit obligations                       7,973         8,095
    Mandatory redeemable Convertible Series B
     Preferred Stock, net                             16,841        16,072

    Shareholders' Deficit:
      Preferred stock (Series A and A-1)                   1             1
      Common stock                                       201           201
      Additional paid-in capital                      22,209        22,224
      Accumulated deficit                            (32,310)      (33,400)
      Treasury Stock                                    (377)         (377)
      Other Comprehensive Loss - Pension liability
       adjustment                                     (5,792)       (5,792)

        Total shareholders' deficit                  (16,068)      (17,143)
        Total liabilities and shareholders' deficit  $18,789       $24,907

SOURCE  Williams Controls, Inc.
    -0-                             02/10/2004
    /CONTACT: Dennis E. Bunday, Executive Vice President and Chief Financial Officer of Williams Controls, Inc., +1-503-684-8600/
    /Web site:  http://www.wmco.com /
    (WMCO)

CO:  Williams Controls, Inc.
ST:  California
IN:  CPR AUT OTC
SU:  ERN